Exhibit 21.1



                               List of Subsidiaries of
                         FREEPORT-McMoRan COPPER & GOLD INC.






                                                            Name Under Which
                                                            It Does
                     Entity                    Organized    Business
        -----------------------------------    ---------    ----------------
        P.T. Freeport Indonesia Company        Indonesia    Same
                                               and
                                               Delaware
        Rio Tinto Metal, S.A.                  Spain        Same
        FM Services Company                    Delaware     Same